SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2007 (September 10, 2007)

Tri-S Security Corporation

(Exact name of registrant as specified in its charter)

Georgia	0-51148	30-0016962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Royal Center One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia 30022

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (678) 808-1540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Tri-S Security Corporation (the “Company”) appointed John R. Oliver, age 46, to serve as the Company’s Chief Financial Officer effective as of September 10, 2007.

On September 14, 2007, the Company entered into an employment agreement with Mr. Oliver, pursuant to which Mr. Oliver has agreed to serve as the Company’s Chief Financial Officer for a term of two years (the “Employment Agreement”). Pursuant to the Employment Agreement, the Company has agreed to pay Mr. Oliver for his service as the Company’s Chief Financial Officer as follows: (i) a base salary at a rate of $190,000 per year, (ii) an annual retention bonus equal to $10,000 per year and (iii) an annual performance bonus equal to 2% of the Company’s earnings before interest, income taxes, depreciation and amortization, as adjusted, for such year, provided that the annual performance bonus may not exceed 60% of the base salary for such year. The Company has also agreed to grant to Mr. Oliver, pursuant to the Company’s 2004 Stock Incentive Plan and subject to approval of the Compensation Committee of the Board, an option to purchase 100,000 shares of the Company’s common stock, with one-half of the underlying shares vesting on each of the first anniversary and the second anniversary of the date of grant. The option will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant.

Pursuant to the Employment Agreement, the Company also will provide certain other benefits and expense reimbursements to Mr. Oliver as are consistent with his position as the Chief Financial Officer of the Company. Mr. Oliver is also entitled to participate in any employment benefit plan, stock option plan and other fringe benefit plan at the discretion of the Board.

Prior to joining the Company, Mr. Oliver served from September 2006 through September 2007 as the Corporate Controller for Microtek Medical Holdings Inc., a manufacturer of surgical drapes and infection control devices. From June 2005 through August 2006, Mr. Oliver served as the Chief Financial Officer of Action Products International, Inc., a designer and manufacturer of educational toys. From September 2001 through May 2005, Mr. Oliver served as a principal of United Parcel Service.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. None.

(b)	Pro Forma Financial Information. None.

(c)	Shell Company Transactions. None.

(d)	Exhibits.

99.1	Press release dated September 14, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-S SECURITY CORPORATION

By:	/s/ Ronald G. Farrell
Ronald G. Farrell, Chief Executive Officer

Dated: September 14, 2007

EXHIBIT INDEX

99.1	Press release dated September 14, 2007.